EXHIBIT 10.1
                         NON-STATUTORY STOCK OPTION PLAN


A.   Purpose and Scope

     The purposes of this Plan are to encourage stock ownership by exemplary employees, officers and members of the Board of Directors of New Milford Bank & Trust Company (herein called the "Company"), to provide an incentive for such individuals to expand and improve the profits and prosperity of the Company, and to assist the Company in attracting and retaining such personnel through the grant of (1) Options to purchase shares of the Company's common stock and (2) Stock Appreciation Rights related to those Options.

B.   Definitions

     Unless otherwise required by the context:

     1.   "Board" shall mean the Board of Directors of the Company.

     2. "Committee" shall mean the Stock Option Plan Committee, which is appointed by the Board, and which shall be composed of three or more members of the Board.

     3. "Company" shall mean the New Milford Bank & Trust Company, a Connecticut banking corporation.

     4.   "Code" shall mean the Internal Revenue Code of 1986, as amended

     5. "Option" shall mean a right to purchase Stock, granted pursuant to the Plan.

     6. "Option Price" shall mean the purchase price for Stock under an Option, as determined in Section F below.

     7. "Participant" shall mean an employee, officer or Director sitting on the Board of the Company, to whom an Option is granted under the Plan.


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     8.   "Plan" shall mean this non-statutory Stock Option Plan.

     9. "Retirement" - shall mean when an employee voluntarily leaves the employ of the Company and is at least sixty-five years (65) of age at such time and is not a Director on the Board of Directors of the Company.

     10.  "Stock" shall mean the common stock of the Company, $5.00 par value.

     11. "Stock Appreciation Right" shall mean a right to receive cash or Stock, granted pursuant to Section H of the Plan.

C.   Stock to be Optioned

     Subject to the provisions of Section M of the Plan, the maximum number of shares of Stock that may be optioned or sold under the Plan is 93,786 shares. Such shares may be treasury, or authorized, but unissued, shares of Stock of the Company.

D.   Administration

     The Plan shall be administered by the Committee made up of three or more members of the Board. The Committee shall be responsible to the Board for the operation of the Plan, and shall make recommendations to the Board with respect to participation in the Plan by employees, officers and Directors of the Company with respect to the extent of that participation. The interpretation and construction of any provision of the Plan by the Committee shall be final, unless otherwise determined by the Board. No member of the Board or the Committee shall be liable for any action or determination made by him in good faith and the Company shall indemnify and hold harmless any such member of the Board or Committee to the extent of any liability which may arise due to his good faith efforts, if any.

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E.   Eligibility

     The Board, upon recommendation of the Committee may grant Options to any employee, officers or Director (provided the Director recommended for the grant does not vote on his own grant) of the Company. Options may be awarded by the Board at any time and from time to time to new Participants, or to then Participants, or to a greater or lesser number of Participants, and may include or exclude previous Participants, as the Board, upon recommendation by the Committee shall determine. The Board may grant options at such prices and exercisable over such terms as it determines in its sole discretion, such that, options granted at different times need not contain the same provisions.

F.   Option Price

     The purchase price for Stock under each Option shall be determined by the Board, upon recommendation of the Committee, at the time the Option is granted, but in no event less than the par value of the Stock.

G.   Terms and Conditions of Options

     Options granted pursuant to the Plan shall be authorized by the Board and shall be evidenced by agreements in such form as the Board, upon recommendation of the Committee, shall from time to time approve. Such agreements shall comply with and be subject to the following terms and conditions:

     1. Restriction Agreement. The Board may, in its discretion, include in any Option granted under the Plan a provision that the particular Option is exercisable from or after a particular date and the Participant shall have remained an employee, officer or Director, as the case may be, of the Company from the date of the grant to date of exercise (as specified in the

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agreement).  No such  agreement  shall  impose upon the  Company,  however,  any obligation to employ the Participant for any period of time.

     2. Time and Method of Payment. The Option Price shall be paid in full in cash at the time an Option is exercised under the Plan. Otherwise, an exercise of any Option granted under the Plan shall be invalid and of no effect. Promptly after the exercise of an Option and the payment of the full Option Price, the Participant shall be entitled to the issuance of a stock certificate evidencing his ownership of such Stock. A Participant shall have none of the rights of a shareholder until the Option(s) are exercised by him, and no adjustment will be made for dividends or other rights for which the record date is prior to the date of such exercise.

     3. Number of Shares. Each Option shall state the total number of shares of Stock to which it pertains. The number of shares to which a Participant is entitled under an Option shall be reduced by the number of Stock Appreciation Rights (described in Section H below) related to the Option that has been previously exercised by the Participant.

     4. Option Period and Limitations on Exercise of Options. The Board may, in its discretion, provide that an Option may not be exercised in whole or in part for any period or periods of time specified in the Option agreement. Except as provided in the Option agreement, an Option may be exercised in whole or in part at any time during its term. No Option may be exercised after the expiration of ten years from the date it is granted. No Option may be exercised for a fractional share of Stock.

H.   Stock Appreciation Right

     The Board may, upon recommendation of the Committee, grant Stock Appreciation Rights to Participants at the same time as such Participants are awarded Options under the Plan. Such Stock Appreciation Rights shall be evidenced by agreements in such form as the Board shall

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from time to time approve. Such agreements shall comply with, and be subject to, the following terms and conditions:

     1. Restriction Agreement. The Board may, in its discretion, include in any Stock Appreciation Rights granted under the Plan a provision that the particular Stock Appreciation Right is exercisable from or after a particular date and the Participant shall have remained an employee, officer or Director, as the case may be, of the Company from the date of the grant to date of exercise (as specified in the agreement). No such agreement shall impose upon the Company, however, any obligation to employ the Participant for any period of time.

     2. Grant. Each Stock Appreciation Right shall relate to a specific Option under the plan, and may, at the discretion of the Board, upon recommendation of the Committee, be awarded to a Participant concurrently with the grant of such Option. The number of Stock Appreciation Rights granted to a Participant may be equal to or less than the number of shares that the Participant is entitled to receive pursuant to the related Option. The number of Stock Appreciation Rights held by a Participant shall be reduced by:

          (a) the number of Stock Appreciation Rights exercised for Stock or cash under the Stock Appreciation Rights agreement, and

          (b) the number of shares of Stock purchased by such Participant pursuant to the related Option.

     3. Manner of Exercise. A Participant shall exercise Stock Appreciation Rights by giving written notice of such exercise to the Company. The date upon which such written notice is received by the Company shall be the exercise date for the Stock of Appreciation Rights.

     4. Appreciation Available. Each Stock Appreciation Right shall entitle a Participant to the following amount of appreciation -- the excess of the fair market value of a share of Stock

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on the  exercise  date over the option  price of the related  Option.  The total appreciation available to a Participant from any exercise of Stock Appreciation Rights shall be equal to the number of Stock Appreciation Rights being exercised, multiplied by the amount of appreciation per Right determined under the preceding sentence.

     5. Payment of Appreciation. In the discretion of the Committee, the total appreciation available to a Participant from an exercise of Stock Appreciation Rights may be paid to the Participant either in Stock or in cash. If paid in cash, the amount thereof shall be the amount of appreciation determined under Paragraph 4 above. If paid in Stock, the number of shares of Stock that shall be issued pursuant to the exercise of Stock Appreciation Rights shall be determined by dividing the amount of appreciation determined under Paragraph 4 above by the fair market value of a share of Stock on the exercise date of the Stock Appreciation Rights; provided, however, that cash shall be paid in lieu of any fractional shares which were computed under this sentence.

     6. Limitations Upon Exercise of Stock Appreciation Rights. A Participant may exercise a Stock Appreciation Right for cash only in conjunction with the exercise of the Option to which the Stock Appreciation Right relates. Stock Appreciation Rights may be exercised only at such times and by such persons as may exercise Options under the Plan. Adjustment to the number of shares in the Plan and the price per share pursuant to Section M below shall also be made to any Stock Appreciation Rights held by each Participant. Any termination, amendment, or revision of the Plan pursuant to Section L below shall be deemed a termination, amendment, or revision of Stock Appreciation Rights to the same extent.

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I.   Termination of Employment

     Except as provided in Section J below, if a Participant ceases to be employed by the Company or ceases to be a member of the Board, his Options and Stock Appreciation Rights, shall terminate immediately; provided, however, that if a Participant's cessation of employment with the Company is due to his Retirement, the Participant may, at any time within three months after such cessation, exercise his Options and Stock Appreciation Rights to the extent that he was entitled to exercise them on the date of cessation of employment, but in no event shall any Option or Stock Appreciation Right be exercisable more than ten years from the date it was granted. The Committee may cancel an Option or Stock Appreciation Right during the three month period referred to in this paragraph, if the Participant engages in employment or activities contrary, in the opinion of the Committee, to the best interests of the Company. The Committee shall determine in each case whether a termination of employment or ceasing to be a member of the Board shall be considered a Retirement and, subject to applicable law, whether a leave of absence shall constitute a termination of employment. Any such determination of the Committee shall be final and conclusive, unless overruled by the Board.

J.   Rights in Event of Death

     If a Participant dies while employed by the Company or while being a member of the Board, or within three months after Retirement, and without having fully exercised his Options and Stock Appreciation Rights, the executors or administrators of his estate shall have the right to exercise such Options and Stock Appreciation, Rights to the extent that such deceased Participant was entitled to exercise the Options and Stock Appreciation Rights on the date of his death; provided, however, that in no event shall the Options or Stock Appreciation Rights, be

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exercisable  more than ten years from the date they were granted or three months after death whichever period is shorter.

K.   Adjustment in Event of Change in Stock

     In the event of stock split, recapitalization, consolidation, combination of shares, merger, or other relevant change in the Company's capitalization (excluding stock dividends) the Committee shall, subject to the approval of the Board of Directors, appropriately adjust the number and kind of shares covered by the Plan, the maximum number of shares that may be sold or for which Stock Appreciation Rights may be awarded under the Plan to any employee, officer of Director and the number, kind and Option Price of shares subject to outstanding Options. Upon dissolution or liquidation of the Company, or upon a merger or consolidation in which the Company is not the surviving corporation, all Options and Stock Appreciation Rights outstanding under the Plan shall terminate; provided, however, that each Participant (and each other person entitled under Section J to exercise an Option or Stock Appreciation Rights) shall have the right, immediately prior to such dissolution or liquidation, or such merger or consolidation, to exercise such Participant's Options and Stock Appreciation Rights in whole or in part, but only to the extent that such Options and Stock Appreciation Rights are otherwise exercisable under the terms of the Plan.

L.   Amendment and Termination

     The Board, by resolution, may terminate, amend, or revise the Plan with respect to any shares as to which Options have not been granted. Neither the Board nor the Committee may, without the consent of the holder of an Option, alter or impair any Option or Stock Appreciation Rights previously granted under the Plan, except as authorized herein. Unless sooner terminated,

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the Plan  shall  remain in effect for a period of ten years from the date of the
Plan's adoption by the Board. Termination of the Plan shall not affect any Option previously granted.

M.   Agreement and Representation of Employees

     As a condition to the exercise of any portion of an Option, or of any Stock Appreciation Rights, the Company may require the person exercising such Option or Stock Appreciation Rights to represent and warrant at the time of such exercise that any shares of Stock acquired at exercise are being acquired only for investment and without any present intention to sell or distribute such shares, if, in the opinion of counsel for the Company, such a representation is required under the Securities Act of 1933 or any other applicable law, regulation, or rule of any governmental agency.

N.   Reservation of Shares of Stock

     The Company, during the term of this Plan, will at all times reserve and keep available, and will seek or obtain from any regulatory body having jurisdiction any requisite authority necessary to issue and to sell, the number of shares of Stock that shall be sufficient to satisfy the requirements of this Plan. The inability of the Company to obtain from any regulatory body having jurisdiction the authority deemed necessary by counsel for the Company for the lawful issuance and sale of its Stock hereunder shall relieve the Company of any liability in respect of the failure to issue or sell Stock as to which the requisite authority has not been obtained.

0.   Effective Date of Plan

     The Plan shall be effective from the date that the Plan is approved by the Board.

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